As filed with the Securities and Exchange Commission on March 30, 2026

Registration Statement No. 333-265765

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-265765

UNDER

THE SECURITIES ACT OF 1933

________________________

Zivo Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2836	87-0699977
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

 ________________________

2125 Butterfield Road, Suite 100

Troy, MI 48084

(248) 452-9866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zivo Bioscience, Inc. 2021 Equity Incentive Plan

(Full title of the plans)

John Payne

Chief Executive Officer

Zivo Bioscience, Inc.

2125 Butterfield Road, Suite 100

Troy, MI 48084

(248) 452-9866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 ________________________

Copy to:

Bradley J. Wyatt

Greenberg Traurig, LLP

2375 E. Camelback Rd., Suite 800

Phoenix, AZ 85016

602-445-8507

________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Zivo Bioscience, Inc., a Nevada corporation (the “Company”), is filing this Post Effective Amendment No. 1 (the “Post-Effective Amendment”) to the following Registration Statement on Form S-8 (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (File No. 333-265765) filed on June 22, 2022, originally registering 1,000,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), issuable pursuant to the Zivo Bioscience, Inc. 2021 Equity Incentive Plan.

On February 15, 2024, the Company’s Common Stock was delisted from the Nasdaq Stock Market LLC (“Nasdaq”). The Company further intends to deregister and terminate its reporting obligations under the Securities and Exchange Act of 1934, as amended. Therefore, the Company has determined to terminate all offerings of securities under the Registration Statement. The Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and, in accordance with the undertakings made by the Company in the Registration Statement, to remove from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on March 30, 2026.

ZIVO BIOSCIENCE, INC.

/s/ John Payne
John Payne Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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